UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2006

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Underwriting Agreement for Common Stock

On December 12, 2006, Avista Corporation (Avista Corp.) entered into an underwriting agreement with UBS Securities LLC (UBS). The underwriting agreement is filed herewith as Exhibit 1.1. Avista Corp has agreed to sell and UBS has agreed to purchase for resale to the public, 2,750,000 shares of Avista Corp.’s common stock. The public offering price is $25.05 per share. UBS has an over-allotment option to purchase (and resell to the public) up to an additional 412,500 shares of Avista Corp.’s common stock. The common stock is expected to be issued on December 15, 2006, subject to conditions stated in the underwriting agreement.

These shares will be issued under a registration statement previously filed with the Securities and Exchange Commission (SEC). Avista Corp. filed a prospectus supplement with the SEC in connection with this offer and sale of shares.

The net proceeds from the issuance of common stock (excluding any shares which would be issued upon the exercise of UBS’ over-allotment option) of $67.6 million (net of underwriting discounts and commissions and before Avista Corp.’s expenses) will be used to fund capital expenditures, to pay maturing debt, to pay short-term borrowings under Avista Corp.’s committed line of credit and for other corporate purposes. If UBS exercises its over-allotment option in full, the total net proceeds to Avista Corp. would be $77.7 million.

Underwriting Agreement for First Mortgage Bonds

On December 12, 2006, Avista Corp. entered into an underwriting agreement with Goldman, Sachs & Co., as Representative of the several Underwriters, related to the planned issuance of $150.0 million of 5.70 percent First Mortgage Bonds due in 2037. The underwriting agreement is filed herewith as Exhibit 1.2. The Form of Supplemental Indenture to Mortgage is filed herewith as Exhibit 4.1. The First Mortgage Bonds are expected to be issued on December 15, 2006, subject to conditions stated in the underwriting agreement.

These First Mortgage Bonds will be issued under a registration statement previously filed with the SEC. Avista Corp. filed a prospectus supplement with the SEC in connection with this issuance of First Mortgage Bonds.

The net proceeds from the issuance of $148.5 million (net of discounts and before Avista Corp.’s expenses), together with other available funds, will be used to pay $150.0 million of 7.75 percent First Mortgage Bonds that mature on January 1, 2007.

Disclosure Applicable to Both Underwriting Agreements for Common Stock and First Mortgage Bonds

This Current Report on Form 8-K is being filed for the purpose of filing exhibits to the registration statement and related prospectus supplements for the issuance of common stock and First Mortgage Bonds. All such exhibits are hereby incorporated by reference into the registration statement and related prospectus supplements by reference.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, and there shall not be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The sale of securities is being made only by means of a prospectus and related prospectus supplements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated December 12, 2006, between Avista Corporation and UBS Securities LLC

1.2	Underwriting Agreement, dated December 12, 2006, between Avista Corporation and Goldman, Sachs & Co., As Representative of the Several Underwriters

4.1	Form of Supplemental Indenture to the Mortgage

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date: December 14, 2006	/s/ Malyn K. Malquist
Malyn K. Malquist
Executive Vice President and Chief Financial Officer